UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2014 (May 7, 2014)

The NASDAQ OMX Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York		10006
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers

On May 7, 2014, the board of directors of The NASDAQ OMX Group, Inc. (“NASDAQ OMX” or the “Company”) appointed Hans-Ole Jochumsen to the position of President, Global Trading and Market Services, effective immediately.

Mr. Jochumsen, age 56, previously served as Executive Vice President of Global Market Services since March 2014. He served as Executive Vice President of Transaction Services Nordic from February 2008 through March 2014. Previously, Mr. Jochumsen was the President of Information Services & New Markets for OMX. Prior to that, he served as President and CEO of the Copenhagen Stock Exchange (now called NASDAQ OMX Copenhagen A/S) and FUTOP Clearingcentralen Ltd. Prior to joining OMX in 1998, Mr. Jochumsen served as President and member of the Executive Management of BG Bank from 1996 to 1998 and as President and member of the Executive Management of Girobank from 1994 to 1996. From 1990 to 1994, he was a President and member of the Executive Management of BRFkredit.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At NASDAQ OMX’s annual meeting of stockholders held on May 7, 2014, the stockholders elected each of NASDAQ OMX’s nominees for director to serve for terms of one year and until their successors are duly elected and qualified. The stockholders also ratified the appointment of Ernst & Young LLP as NASDAQ OMX’s independent registered public accounting firm for the fiscal year ending December 31, 2014 and approved the Company’s executive compensation on an advisory basis. Finally, the stockholders approved the NASDAQ OMX Equity Incentive Plan, as amended and restated, as well as an amendment of NASDAQ OMX’s Amended and Restated Certificate of Incorporation (the “Charter”) to conform a provision to an analogous provision in NASDAQ OMX’s By-Laws. The proposed changes to the Charter will not become effective until they are filed and effective with the U.S. Securities and Exchange Commission and the state of Delaware.

The table below shows the voting results, which exclude excess shares that were ineligible to vote as a result of the 5% voting limitation in the Charter.

		For	Against	Abstain	Broker Non-Votes
Proposal I:	Election of Directors
	Charlene T. Begley	110,782,722	43,866	164,967	9,219,389
	Steven D. Black	110,651,329	178,122	162,104	9,219,389
	Börje E. Ekholm	108,483,269	2,352,443	155,843	9,219,389
	Robert Greifeld	110,248,443	591,949	151,163	9,219,389
	Glenn H. Hutchins	110,340,553	489,002	162,000	9,219,389
	Essa Kazim	110,232,084	607,606	151,865	9,219,389
	John D. Markese	110,121,241	703,046	167,268	9,219,389
	Ellyn A. McColgan	110,733,676	96,102	161,777	9,219,389
	Thomas F. O’Neill	109,178,370	1,651,014	162,171	9,219,389
	Michael R. Splinter	110,348,645	480,718	162,192	9,219,389
	Lars R. Wedenborn	110,770,178	56,150	165,227	9,219,389
Proposal II:	Ratify the Appointment of Ernst & Young LLP as NASDAQ OMX’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2014	119,068,184	989,505	153,255	N/A
Proposal III:	Approve the Company’s Executive Compensation on an Advisory Basis	109,094,021	1,707,328	190,206	9,219,389
Proposal IV:	Approve the NASDAQ OMX Equity Incentive Plan, as Amended and Restated	105,907,900	4,899,082	184,573	9,219,389
Proposal V:	Approve an Amendment of NASDAQ OMX’s Charter to Conform a Provision to an Analogous Provision in NASDAQ OMX’s By-Laws	119,833,536	175,128	202,280	9,219,389

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 13, 2014	The NASDAQ OMX Group, Inc.

		By:	/S/ EDWARD S. KNIGHT
Edward S. Knight
Executive Vice President and General Counsel